   As filed with the Securities and Exchange Commission on September 12, 2000
                                                      Registration No. 333-40146
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                ---------------
                            SYCAMORE NETWORKS, INC.
             (Exact name of Registrant as specified in its charter)
         Delaware                    3661                    04-3410558
     (State or other          (Primary Standard           (I.R.S. Employer
       Jurisdiction               Industrial            Identification No.)
   of Incorporation or       Classification Code
      Organization)                Number)
                                ---------------
                               10 Elizabeth Drive
                        Chelmsford, Massachusetts 01824
                                 (978) 250-2900
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                                ---------------
                                Daniel E. Smith
                     President and Chief Executive Officer
                            Sycamore Networks, Inc.
                               10 Elizabeth Drive
                        Chelmsford, Massachusetts 01824
                                 (978) 250-2900
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                ---------------
                                   Copies to:

 Margaret A. Brown, Esq.   Frances M. Jewels, Esq.      Frank J. Marco, Esq.
  Skadden, Arps, Slate,    Vice President and Chief   Day, Berry & Howard LLP
    Meagher & Flom LLP        Financial Officer       CityPlace I, 25th Floor
    One Beacon Street      Sycamore Networks, Inc.       185 Asylum Street
  Boston, Massachusetts       10 Elizabeth Drive         Hartford, CT 06103
          02108           Chelmsford, Massachusetts  Telephone: (860) 275-0100
Telephone: (617) 573-4800           01824
                          Telephone: (978) 250-2900

                                ---------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and certain other conditions under the merger agreement are satisfied or waived.
   If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 Title of Each Class of                 Proposed Maximum   Proposed Maximum
    Securities to be     Amount to be  Offering Price Per Aggregate Offering    Amount of
       Registered         Registered         Share              Price        Registration Fee
---------------------------------------------------------------------------------------------
Common stock, par value
 $.001 per share.......  28,378,690(1)        N/A          $9,091,195.68(2)    $2,400.07(3)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Based on the quotient of $2,400,000,000, the agreed valuation of Sirocco, divided by $84.5705, the average price of Sycamore common stock pursuant to the merger agreement.
(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated pursuant to Rule 457(f) under the Securities Act. As there is no market for the securities of Sirocco to be received by Sycamore in the merger, and as Sirocco has an accumulated capital deficit, the proposed maximum aggregate offering price is calculated, pursuant to Rule 457(f)(2) under the Securities Act, as the sum of: (i) $10,168.67, one-third of the stated value of the 30,506,279 shares of Sirocco common stock outstanding as of March 31, 2000; (ii) $196,209, one-third of the stated value of the 60,000 shares of Sirocco Series A preferred stock outstanding as of March 31, 2000; (iii) $422,404.67, one-third of the stated value of the 85,000 shares of Sirocco Series B preferred stock outstanding as of March 31,
    2000; (iv) $1,930,174.67, one third of the stated value of the 2,654,548 shares of Sirocco Series C preferred stock outstanding as of March 31,
    2000; and (v) $6,532,238.67, one-third of the stated value of the 5,370,047 shares of Sirocco Series D preferred stock outstanding as of March 31,
    2000.
(3) Previously paid.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

           INFORMATION NOT REQUIRED IN THE PROXY STATEMENT/PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Article SEVENTH of the Registrant's Amended and Restated Certificate of Incorporation (the "Restated Certificate") provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

   Article EIGHTH of the Restated Certificate provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless the Court of Chancery of Delaware determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, unless it is determined that he did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding had reasonable cause to believe that his conduct was unlawful, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

   Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

   Article EIGHTH of the Restated Certificate further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

   Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

   The Registrant has entered into indemnification agreements with each of its directors and officers. These agreements may require the Registrant, among other things, to indemnify directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

   The Registrant has obtained liability insurance for its officers and directors, which insures such officers and directors against certain liabilities.

Item 21. Exhibits and Financial Statement Schedules.

 Exhibit No.
 -----------
      *2.1   Agreement and Plan of Merger, dated as of June 5, 2000, by and among Sycamore Networks, Inc., Tropical Acquisition Corporation
             and Sirocco Systems, Inc.

   ****3.1   Amended and Restated Certificate of Incorporation of Sycamore
             Networks, Inc.

   ****3.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Sycamore Networks, Inc.

   ****3.3   Amended and Restated By-Laws of Sycamore Networks, Inc.

     **4.1   Specimen common stock certificate

   ****4.2   See Exhibits 3.1, 3.2 and 3.3 for provisions of the Certificate of
             Incorporation and By-Laws of Sycamore Networks, Inc. defining the rights of holders of common stock of Sycamore Networks, Inc.

     **4.3   Second Amended and Restated Investor Rights Agreement dated
             February 26, 1999, as amended by Amendment No. 1 dated as of July
             23, 1999

   ****4.4 Amendment No. 2 dated as of August 5, 1999 to the Second Amended and Restated Investor Rights Agreement dated February 26, 1999

   ****4.5   Amendment No. 3 dated as of September 20, 1999 to the Second
             Amended and Restated Investor Rights Agreement dated February 26,
             1999

   ****4.6   Amendment No. 4 dated as of February 11, 2000 to the Second
             Amended and Restated Investor Rights Agreement dated February 26,
             1999

 ******5.1   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding validity of securities being registered

       8.1 Opinion of Day, Berry & Howard LLP regarding certain tax aspects of the merger

       8.2 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax aspects of the merger

    **10.1   1998 Stock Incentive Plan, as amended

    **10.2   1999 Non-Employee Directors' Option Plan

   **+10.3   Purchase and License Agreement between Sycamore Networks, Inc. and
             Williams Communications, Inc. dated March 5, 1999

  ***+10.4   Addendum to Purchase and License Agreement between Sycamore
             Networks, Inc. and Williams Communications, Inc. dated November
             21, 1999

 ****+10.5   Manufacturing Services Agreement between Sycamore Networks, Inc.
             and Celestica Corporation dated February 9, 2000

     **10.6  Lease dated as of December 21, 1998 between BerCar II LLC, a
             Massachusetts limited liability company and Sycamore Networks, Inc. regarding 10 Elizabeth Drive, Chelmsford, MA

     **10.7  1999 Stock Incentive Plan

     **10.8  Lease Agreement between WA/TIB Real Estate Limited Partnership and
             Sycamore Networks, Inc. effective September 20, 1999

    ***10.9 Form of Indemnification Agreement between Sycamore, the Directors of Sycamore Networks, Inc. and executive officers of Sycamore
             Networks, Inc. each dated November 17, 1999

    ***10.10 Form of Change in Control Agreement between Sycamore Networks,
             Inc. and executive officers of Sycamore Networks, Inc. each dated
             November 17, 1999

    ***10.11 Promissory Note and Pledge Agreement dated October 20, 1999 between Sycamore Networks, Inc. and Kevin Oye, Vice President of
             Business Development

   ****10.12 Promissory Note dated February 5, 1999 between Sycamore Networks,
             Inc. and Eric Swanson

   ****10.13 Promissory Note dated June 16, 1999 between Sycamore Networks,
             Inc. and Eric Swanson

   ****10.14 Lease Agreement between Sycamore Networks, Inc. and New Boston
             Mill Road Limited Partnership dated March 8, 2000

   ****10.15 Assignment of Subleases between Sycamore Networks, Inc. and
             Thermedics Detection, Inc. dated March 8, 2000

  *****10.16 Lease Agreement between Sycamore Networks, Inc. and Farley White
             Associates, LLC dated March 23, 2000

      *10.17 Amended Voting Agreement dated as of June 5, 2000, by and among
             Sycamore Networks, Inc., Sirocco Systems, Inc. and the
             Stockholders named therein

       23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of its opinions filed as Exhibit 5.1 and Exhibit 8.2, respectively)

 ******23.2  Consent of PricewaterhouseCoopers LLP (Boston, Massachusetts)

 ******23.3  Consent of PricewaterhouseCoopers LLP (Hartford, Connecticut)

       23.4 Consent of Day, Berry & Howard LLP (included as part of its opinion filed as Exhibit 8.1)

 ******24.1  Powers of Attorney (see signature page for previous filing)

 ******99.1  Form of Proxy Card

       99.2 Form of Escrow Agreement, by and among Sycamore Networks, Inc., the Stockholder Representative named therein and the Escrow Agent named therein

--------
     * Incorporated by reference to Sycamore Networks, Inc.'s Current Report on Form 8-K filed with the Commission on June 6, 2000.
    ** Incorporated by reference to Sycamore Networks, Inc.'s Registration
       Statement on Form S-1 (Registration Statement No. 333-84635).
   *** Incorporated by reference to Sycamore Networks, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1999 filed with the Commission on December 13, 1999.
  **** Incorporated by reference to Sycamore Networks Inc.'s Registration
       Statement on Form S-1 (Registration Statement No. 333-30630)
 ***** Incorporated by reference to Sycamore Networks Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended April 29, 2000 filed with the Commission on June 12, 2000.
****** Previously filed in Sycamore Networks, Inc.'s Registration Statement on
       Form S-4 (Registration Statement No. 333-40146).
     + Confidential treatment granted for certain portions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act, which portions are omitted and filed separately with the Securities and Exchange Commission.

Item 22. Undertakings.

   The undersigned registrant hereby undertakes:

   (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (2) The undersigned registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (4) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

   (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chelmsford, Massachusetts, on this 12th day of September, 2000.

                                          Sycamore Networks, Inc.

                                                    /s/ Daniel E. Smith
                                          By: _________________________________
                                                     Daniel E. Smith
                                              President and Chief Executive
                                                         Officer

                               POWER OF ATTORNEY


   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities on the date indicated.

       /s/ Gururaj Deshpande           Chairman of the Board of Directors
______________________________________
          Gururaj Deshpande

       /s/ Daniel E. Smith             President, Chief Executive Officer and Director
______________________________________
           Daniel E. Smith

      /s/ Frances M. Jewels            Chief Financial Officer, Vice President, Finance
______________________________________  and Administration, Secretary and Treasurer
          Frances M. Jewels

       /s/ Timothy Barrows             Director
______________________________________
           Timothy Barrows

        /s/ Paul J. Ferri              Director
______________________________________
            Paul J. Ferri

        /s/ John W. Gerdelman          Director
______________________________________
          John W. Gerdelman

                                 EXHIBIT INDEX

  Exhibit
    No.                                 Description
  -------                               -----------
       *2.1 Agreement and Plan of Merger, dated as of June 5, 2000, by and among Sycamore Networks, Inc., Tropical Acquisition Corporation and
            Sirocco Systems, Inc.

    ****3.1 Amended and Restated Certificate of Incorporation of Sycamore
            Networks, Inc.

    ****3.2 Certificate of Amendment to the Amended and Restated Certificate of
            Incorporation of Sycamore Networks, Inc.

    ****3.3 Amended and Restated By-Laws of Sycamore Networks, Inc.

      **4.1 Specimen common stock certificate

    ****4.2 See Exhibits 3.1, 3.2 and 3.3 for provisions of the Certificate of
            Incorporation and By-Laws of Sycamore Networks, Inc. defining the rights of holders of common stock of Sycamore Networks, Inc.

      **4.3 Second Amended and Restated Investor Rights Agreement dated
            February 26, 1999, as amended by Amendment No. 1 dated as of July
            23, 1999

    ****4.4 Amendment No. 2 dated as of August 5, 1999 to the Second Amended and Restated Investor Rights Agreement dated February 26, 1999

    ****4.5 Amendment No. 3 dated as of September 20, 1999 to the Second
            Amended and Restated Investor Rights Agreement dated February 26,
            1999

    ****4.6 Amendment No. 4 dated as of February 11, 2000 to the Second Amended and Restated Investor Rights Agreement dated February 26, 1999

  ******5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding validity of securities being registered

        8.1 Opinion of Day, Berry & Howard LLP regarding certain tax aspects of the merger

        8.2 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain tax aspects of the merger

     **10.1 1998 Stock Incentive Plan, as amended

     **10.2 1999 Non-Employee Directors' Option Plan

    **+10.3 Purchase and License Agreement between Sycamore Networks, Inc. and
            Williams Communications, Inc. dated March 5, 1999

   ***+10.4 Addendum to Purchase and License Agreement between Sycamore
            Networks, Inc. and Williams Communications, Inc. dated November 21,
            1999

  ****+10.5 Manufacturing Services Agreement between Sycamore Networks, Inc.
            and Celestica Corporation dated February 9, 2000

     **10.6 Lease dated as of December 21, 1998 between BerCar II LLC, a
            Massachusetts limited liability company and Sycamore Networks, Inc.
            regarding 10 Elizabeth Drive, Chelmsford, MA

     **10.7 1999 Stock Incentive Plan

     **10.8 Lease Agreement between WA/TIB Real Estate Limited Partnership and
            Sycamore Networks, Inc. effective September 20, 1999

    ***10.9 Form of Indemnification Agreement between Sycamore, the Directors of Sycamore Networks, Inc. and executive officers of Sycamore
            Networks, Inc. each dated November 17, 1999

 Exhibit No.                            Description
 -----------                            -----------
    ***10.10 Form of Change in Control Agreement between Sycamore Networks,
             Inc. and executive officers of Sycamore Networks, Inc. each dated
             November 17, 1999

    ***10.11 Promissory Note and Pledge Agreement dated October 20, 1999 between Sycamore Networks, Inc. and Kevin Oye, Vice President of
             Business Development

   ****10.12 Promissory Note dated February 5, 1999 between Sycamore Networks,
             Inc. and Eric Swanson

   ****10.13 Promissory Note dated June 16, 1999 between Sycamore Networks,
             Inc. and Eric Swanson

   ****10.14 Lease Agreement between Sycamore Networks, Inc. and New Boston
             Mill Road Limited Partnership dated March 8, 2000

   ****10.15 Assignment of Subleases between Sycamore Networks, Inc. and
             Thermedics Detection, Inc. dated March 8, 2000

  *****10.16 Lease Agreement between Sycamore Networks, Inc. and Farley White
             Associates, LLC dated March 23, 2000

      *10.17 Amended Voting Agreement dated as of June 5, 2000, by and among
             Sycamore Networks, Inc., Sirocco Systems, Inc. and the
             Stockholders named therein

       23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of its opinions filed as Exhibit 5.1 and Exhibit 8.2, respectively)

 ******23.2  Consent of PricewaterhouseCoopers LLP (Boston, Massachusetts)

 ******23.3  Consent of PricewaterhouseCoopers LLP (Hartford, Connecticut)

       23.4 Consent of Day, Berry & Howard LLP (included as part of its opinion filed as Exhibit 8.1)

 ******24.1  Powers of Attorney (see signature page for previous filing)

 ******99.1  Form of Proxy Card

       99.2 Form of Escrow Agreement, by and among Sycamore Networks, Inc., the Stockholder Representative named therein and the Escrow Agent named therein

--------
     * Incorporated by reference to Sycamore Networks, Inc.'s Current Report on Form 8-K filed with the Commission on June 6, 2000.
    ** Incorporated by reference to Sycamore Networks, Inc.'s Registration
       Statement on Form S-1 (Registration Statement No. 333-84635).
   *** Incorporated by reference to Sycamore Networks, Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1999 filed with the Commission on December 13, 1999.
  **** Incorporated by reference to Sycamore Networks Inc.'s Registration
       Statement on Form S-1 (Registration Statement No. 333-30630)
 ***** Incorporated by reference to Sycamore Networks Inc.'s Quarterly Report on Form 10-Q for the quarterly period ended April 29, 2000 filed with the Commission on June 12, 2000.
****** Previously filed in Sycamore Networks, Inc.'s Registration Statement on
       Form S-4 (Registration Statement No. 333-40146).
     + Confidential treatment granted for certain portions of this Exhibit pursuant to Rule 406 promulgated under the Securities Act, which portions are omitted and filed separately with the Securities and Exchange Commission.